EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (Nos. 333-36682, 333-43750, 333-64414, 333-72553,
333-74390, 333-103231 and 333-112356) and Forms S-8 (Nos. 333-35992, 333-56216
and 333-112935) of SIGA Technologies, Inc. of our report dated February 17, 2004 relating to the financial statements, which appears in this Form 10-KSB.


/s/ PRICEWATERHOUSECOOPERS LLP

New York, New York
March 29, 2004